Exhibit 3.2

AMENDED AND RESTATED BY-LAWS
OF
FEDERAL SIGNAL CORPORATION
(a Delaware corporation)
October 31, 2014

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AMENDED AND RESTATED BY-LAWS
OF
FEDERAL SIGNAL CORPORATION
(a Delaware corporation)

ARTICLE 1
Offices, Books and Records

Section 1.1.      Offices. The registered office of FEDERAL SIGNAL CORPORATION (the “Corporation”) within the State of Delaware shall be in the City of Wilmington, County of New Castle. The Corporation may also have such other offices at such other places both within or without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may require.
Section 1.2.      Books and Records. The books and records of the Corporation shall be kept at the principal business office of the Corporation, or at such other place or places as the Board shall from time to time determine.
ARTICLE II
Meetings of Stockholders

Section 2.1.      Place of Meetings. Meetings of stockholders shall be held at such place, within or without the State of Delaware, as shall be fixed from time to time by the Board and specified in the respective notices or waivers of notice thereof, provided that if the Board shall not so fix the place of any meeting of stockholders or if any special meeting of stockholders is called by a person or persons other than the Board pursuant to applicable law, such meeting shall be held at the principal business office of the Corporation.
Section 2.2.      Annual Meetings. An annual meeting of stockholders for the purpose of electing directors and the transaction of such other business as may properly be brought before the meeting shall be held each year at such time as shall be determined from time to time by the Board. In the absence of such a determination by the Board prior to twenty (20) days before the fourth Friday in April of each year, such annual meeting shall be held on the fourth Friday in May at the hour of 11:00 A.M., unless a legal holiday, and if a legal holiday, then on the next succeeding business day which is not a legal holiday. If, for any reason, the annual meeting shall not be held at the time herein provided, the same may be held at any time thereafter upon notice as hereinafter provided or the business thereof may be transacted at any special meeting of stockholders called for that purpose.
Section 2.3.      Special Meetings of Stockholders. Special meetings of stockholders, for any purpose or purposes, unless otherwise prescribed by law, shall be called only by the Board. Only business within the proper purpose or purposes described in the notice required by these by-laws may be conducted at a special meeting of the stockholders.
Section 2.4.      Notice of Meetings. Written notice of every meeting of stockholders stating the place, day and hour of the meeting, the means of remote communications, if any in accordance with Section 2.14 hereof, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, unless otherwise prescribed by law or the Certificate of Incorporation (meaning always herein, the Certificate of Incorporation of the Corporation as the same may be amended from time to time), shall be given, personally, by mail or sent by electronic transmission by the Secretary of the Corporation, not less than ten nor more than sixty days before the date of the meeting, to each stockholder of record entitled to vote at such meeting. The notice of a special meeting shall comply with Section 9.3 hereof and shall state the purpose for which the meeting is called and shall also indicate that it is being issued by or at the direction of the person or persons calling the meeting.
Section 2.5.      Business of Stockholder Meetings. At each annual meeting, the stockholders shall elect the directors of the class whose terms then expire, and shall conduct only such other business as shall have been properly brought before the meeting. To be properly brought before an annual meeting, all business included in the Corporation’s proxy statement, subject to independent proxy solicitation or presented directly at the meeting, including nominations of candidates for and the election of directors, must be: (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a stockholder of the Corporation who (i) was a stockholder of record at the time of giving the notice provided for in this Section 2.5 or Section 2.6 of these by-laws, as applicable, (ii) is entitled to vote at the meeting, and (iii) complied with the notice procedures set forth in this Section 2.5 or in Section 2.6 of these by-laws, as applicable.
For business other than nominations of candidates for and the election of directors to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of the preceding paragraph, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation at the principal executive office of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder, to be timely, must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined herein) of the date of such meeting is first made.
Such stockholder’s notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined below) covered by clause (b)(iii) below or on whose behalf the proposal is made; (b) as to the stockholder giving the notice and any Stockholder Associated Person covered by clause (b)(iii) below or on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of any Stockholder Associated Person, (ii) the class and number of shares of the Corporation which are owned beneficially or of record by such stockholder and by any Stockholder Associated Person as of the date such notice is given, (iii) any derivative positions held or beneficially held by the stockholder and by any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities, and (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to propose such business; (c) in the event that such business includes a proposal to amend the by-laws of the Corporation, the language of the proposed amendment; and (d) if the stockholder intends to solicit proxies in support of such stockholder’s proposal, a representation to that effect.
Notwithstanding anything in these by-laws to the contrary and not including nominations of candidates for and the election of directors, which are governed by Section 2.6 of these by-laws, no business shall be conducted at any annual meeting except in accordance with this Section 2.5, and the Chairman of the Board or other person presiding at an annual meeting of stockholders may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures or if the stockholder solicits proxies in support of such stockholder’s proposal without such stockholder having made the representation required by clause (d) of the preceding paragraph of this Section 2.5. If a stockholder does not appear or send a qualified representative (as defined below) to present his proposal at such annual meeting, the Corporation need not present such proposal for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
For the purposes of Sections 2.5 and 2.6, 1) “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission (“SEC”) pursuant to Sections 13, 14 or 15(d) of the Exchange Act; 2) “Stockholder Associated Person” of any stockholder means (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such Stockholder Associated Person; and 3) to be considered a “qualified representative” of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
Notwithstanding the foregoing provisions of this Section 2.5, a stockholder seeking to include a proposal in a proxy statement that has been prepared by the Corporation to solicit proxies for an annual meeting shall comply with all applicable requirements of the Securities Exchange Act of 1934, as amended and the rules and regulations thereunder with respect to the matters set forth in this Section 2.5.
In no event shall the adjournment of a meeting commence a new time period for the giving of a stockholder’s notice as described in this Section 2.5.
Section 2.6.      Notice of Stockholder Nominations. Nominations of persons for election as directors may be made by the Board or by any stockholder who is a stockholder of record at the time of giving the notice of nomination provided for in this Section 2.6 and who is entitled to vote in the election of directors. Any stockholder of record entitled to vote in the election of directors at a meeting may nominate a person or persons for election as directors only if timely written notice of such stockholder’s intent to make such nomination is given to the Secretary of the Corporation at the principal executive office of the Corporation in accordance with the procedures for bringing nominations before an annual meeting set forth in this Section 2.6. To be timely, a stockholder’s notice shall be delivered (a) with respect to an election to be held at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder, to be timely, must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement (as defined in Section 2.5 of these by-laws) is first made of the date of such meeting, and (b) with respect to an election to be held at a special meeting of stockholders, not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees to be elected at such meeting.
Such stockholder’s notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination as they appear on the Corporation’s books, the person or persons to be nominated and the name and address of any Stockholder Associated Person (as defined in Section 2.5) covered by clause (c) below or on whose behalf the nomination is made; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting in such election and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) (i) the class and number of shares of the Corporation which are owned beneficially or of record by such stockholder and by any Stockholder Associated Person as of the date such notice is given and (ii) any derivative positions held or beneficially held by the stockholder and by any Stockholder Associated Person and whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities; (d) a description of all arrangements or understandings between or among the stockholder, any Stockholder Associated Person, each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (e) such other information regarding each nominee proposed by such stockholder as would have been required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act; (f) the consent of each nominee to serve as a director if so elected; and (g) if the stockholder intends to solicit proxies in support of such stockholder’s nominee(s), a representation to that effect. The Corporation may require any person or persons to be nominated to furnish such other information as it may reasonably require todetermine the eligibility of such person or persons to serve as a director of the Corporation including without limitation the timely submission of a questionnaire, representation and agreement in the form requested by the Corporation.

The chairman of any meeting of stockholders to elect directors and the Board may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the stockholder solicits proxies in support of such stockholder’s nominee(s) without such stockholder having made the representation required by clause (g) of the preceding paragraph. If a stockholder does not appear or send a qualified representative (as defined in Section 2.5) to present the nomination at such meeting, the Corporation need not present such nomination for a vote at such meeting, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.
Notwithstanding anything in this Section 2.6 to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board made by the Corporation at least 90 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.6 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered not later than the close of business on the 10th day following the day on which such public announcement is first made of the date of such meeting.
Section 2.7.      List of Stockholders. The Secretary of the Corporation shall make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address (but not the electronic mail address or other electronic contact information, unless the Secretary of the Corporation so directs) of and the number of shares of each class of stock of the Corporation registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or b) during ordinary business hours, at the principal place of business of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication in accordance with Section 2.14, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
Section 2.8.      Postponements and Adjournments. Any meeting of stockholders may be postponed by action of the Board at any time in advance of such meeting. Any meeting of the stockholders, annual or special, may be adjourned from time to time to reconvene at the same or some other place (if any).  The Board shall have the power to adjourn any meeting of stockholders without a vote of the stockholders, including an adjournment if a quorum shall fail to attend any meeting as contemplated by Section 2.9, which powers may be delegated by the Board to the chairman of such meeting. When a meeting is adjourned to another place, if any, date or time, notice need not be given of the adjourned meeting if the place, if any, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date and time of the adjourned meeting shall be given as provided in Section 2.4. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting. Nothing in these by-laws shall affect the right to adjourn any meeting from time to time where a quorum is present.
Section 2.9.      Quorum. At any meeting of the stockholders, the holders of a majority of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of directors, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by applicable law or the Certificate of Incorporation. If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, if any, date or time in the manner provided in Section 2.8 of these by-laws. Nothing in these by-laws shall affect the right to adjourn any meeting from time to time where a quorum is present.
Section 2.10.      Conduct of Meeting. The Chairman of the Board, or in the absence of the Chairman, the Chief Executive Officer, or, if neither is present, any executive officer of the Corporation, shall preside as chairman at any meeting of the stockholders. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including regulation of the manner of voting and the conduct of discussion. The Corporation shall keep minutes of the proceedings of its stockholders in paper or electronic form.
The Chairman of the Board, or in the absence of the Chairman, the Chief Executive Officer, or, if neither is present, any executive officer of the Corporation, shall appoint one or more inspectors of election, who may be employees of the Corporation, to act at such meeting or any adjournment thereof and make a written report thereof. In case any person appointed fails to appear or to act, the vacancy may be filled by the chairman of the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The duties of the inspectors shall be to ascertain and report the number of shares represented at the meeting, to determine the validity and effect of all proxies, to count all votes and report the results thereof, and to do such other acts as are proper to conduct elections and voting with impartiality and fairness to the stockholders.
Section 2.11.      Voting by Stockholders. Except as otherwise expressly provided by law or by the Certificate of Incorporation or these by-laws, each stockholder present in person, by means of remote communication in accordance with Section 2.14, if applicable, or by proxy at any meeting shall have, on each matter on which such stockholder is entitled to vote, one vote with respect to each share of stock registered in his name on the books of the Corporation:
(a) On the date fixed pursuant to Section 8.5 hereof as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or
(b) If no record date is so fixed, then at the close of business on the day next preceding the day on which notice of such meeting is given, or, if no notice is given and notice is waived, at the close of business on the day next preceding the day on which such meeting is held.
Section 2.12.      Proxies. Any stockholder entitled to vote at any meeting may vote either in person, by remote communication, if applicable in accordance with Section 2.14, or by proxy appointed by an instrument in writing (or in such other manner permitted by applicable law including electronic transmissions), signed by such stockholder (or by his attorney-in-fact thereunto authorized in writing) and delivered to the secretary of the meeting before or at the time of the meeting; provided, however, that no proxy shall be valid after three (3) years from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the inspectors of elections who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes.
Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this Section 2.12 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, if such copy, facsimile telecommunication or other reproduction is a complete reproduction of the entire original writing or transmission.
Section 2.13.      Vote Required to Take Action. Every matter other than the election of directors to be decided by stockholders at any meeting (except as otherwise expressly provided by law or by the Certificate of Incorporation) shall be decided, if a quorum is present, by the vote of a majority of the shares cast with respect to the issue to be decided. Abstentions will not count as votes cast. With respect to the election of directors, a nominee for director shall be elected to the Board if a quorum is present and if the votes cast "for" such nominee's election exceed the "withhold" votes cast against such nominee's election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which the number of nominees competing for election exceeds the number of directorships available for election at such meeting. Each ballot shall be signed by the stockholder voting or by his proxy, if there be such proxy, and shall state the number of shares voted by him.

Section 2.14.      Meetings by Remote Communication. If determined solely by the Board, and subject to any guidelines and procedures that the Board may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether the meeting is to be held in a designated place or solely by means of remote communication, provided that (a) the Corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder; (b) the Corporation implements reasonable measures to provide stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including the opportunity to read or hear the proceedings in the meeting substantially concurrently with such proceedings; and (c) if the stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the Corporation.
ARTICLE III
Board of Directors

Section 3.1.      General Powers. The business and affairs of the Corporation shall be managed by the Board as from time to time constituted. The Board may exercise all powers, rights and privileges of the Corporation (whether expressed or implied in the Certificate of Incorporation or conferred by law) and do all acts and things which may be done by the Corporation, which are not by law, the Certificate of Incorporation or these by-laws directed or required to be exercised or done by the stockholders.
Section 3.2.      Number, Qualifications and Term of Office. The entire Board shall consist of the number of directors determined by resolution of the Board from time to time, provided such number of directors shall not be less than six (6) nor more than twelve (12). No decrease in the number of directors shall shorten the term of any incumbent director. At each annual meeting of stockholders beginning at the 2011 annual meeting, directors whose terms expire at that meeting (or such directors’ successors) shall be elected for a one-year term. Accordingly, at the 2011 annual meeting of stockholders, the directors whose terms expire at that meeting (or such directors’ successors) shall be elected to hold office for a one-year term expiring at the 2012 annual meeting of stockholders; at the 2012 annual meeting of stockholders, the directors whose terms expire at that meeting (or such directors’ successors) shall be elected to hold office for a one-year term expiring at the 2013 annual meeting of stockholders; and at the 2013 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders.
Notwithstanding the foregoing, the term of office of a director shall continue after the annual meeting at which it is to expire until the earlier of: 1) the successor to such director shall be elected and qualified, 2) the death, resignation, disqualification or removal of such director, 3) the elimination of the directorship in which case the term of office shall expire at the appropriate annual meeting, or 4) when such office, being lawfully vacant, is eliminated. Directors shall be at least twenty-one years of age. A person elected as a director shall be deemed to have qualified as a director if he shall have met the qualifications of directors prescribed by law, the applicable exchange rules and regulations, the Certificate of Incorporation and these by-laws and if he shall have indicated, in any form acceptable to the Board, his willingness to serve as a director of the Corporation.
Section 3.3.      Removal of Directors. A director may be removed from office during the term of such office but only upon a showing of good cause, such removal to be by affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director and which removal may only be taken at a special meeting of stockholders called for that purpose.
Section 3.4.      Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason shall be filled by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum of the Board exists, or by the sole remaining director. A director appointed to fill a vacancy shall be appointed for the unexpired portion of the term of his predecessor in office. A director appointed to fill a newly created directorship shall serve for the term provided herein for the class of directors for which such director was appointed.

Section 3.5.      Place of Meetings. The Board may hold its meetings at any place it shall determine within or without the State of Delaware.
Section 3.6.      Annual Meeting. A meeting of the Board for the purposes of organization, election of officers and the transaction of other business shall be held, if practicable, on the day of each annual meeting of stockholders for election of directors and at the place of the holding of said annual meeting. No notice of any such meeting held at such time and place need be given. Such meeting may be held at any other time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board.
Section 3.7.      Regular Meetings. Regular meetings of the Board may be held without notice, or with such notice thereof given by the Secretary as may be prescribed from time to time, at such time and place as may from time to time be specified in a resolution or resolutions adopted by the Board.
Section 3.8.      Special Meetings. Special meetings of the Board may be called at any time only by the Board, the Chairman of the Board, the Chief Executive Officer, or any three directors. Notice of such meetings shall be given by the Secretary, either personally, or as provided in Section 9.3 hereof, to each director not less than 24 hours before the time of such meeting, which shall be fixed by the person or persons calling such meeting, but need not state the purposes thereof except as otherwise required by law or these by-laws.
Section 3.9.      Quorum and Manner of Acting. At each meeting of the Board, the presence of a majority of the entire Board shall be necessary to constitute a quorum for the transaction of business. Any vote of a majority of the directors present at the time of taking such vote, if a quorum shall be present at such time, shall be the act of the Board, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these by-laws. Any meeting of the Board may be adjourned from time to time by a majority vote of the directors present at such meeting. In the absence of a quorum at such a meeting, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present thereat. Notice of any adjourned meeting need not be given.
Section 3.10.      Presence at Meetings. Directors may participate in any meeting of the Board, or any meeting of a committee of the Board of which they are members, by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting (whether participating by virtue of this provision or otherwise) can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.
Section 3.11.      Organization and Procedure. At each meeting of the Board, the Chairman of the Board, or in the absence of the Chairman, the Chairman of the Nominating and Governance Committee or a director chosen by the Board, shall act as chairman of the meeting. The Secretary of the Board, or in his absence (or if one shall not be so appointed) the Secretary of the Corporation, or in his absence an Assistant Secretary of the Corporation, or in the absence of all of the foregoing, a person appointed by the chairman of the meeting, shall act as secretary of the meeting. The chairman of the meeting shall, without relinquishing the chairship of the meeting, have full power of discussion and voting power in respect of any matter before the meeting.
Section 3.12.      Minutes of Meetings. The Board shall keep or have minutes kept of its proceedings. Minutes may be kept in paper or electronic form.
Section 3.13.      Action by Unanimous Written Consent. Unless otherwise restricted by statute, the provisions of the Certificate of Incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board or committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.14.      Compensation. The Chairman of the Board, directors and members of committees shall be entitled to receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board; provided that nothing in this Section 3.14 shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
ARTICLE IV
Committees of the Board

Section 4.1.      Committees of the Board. The committees of the Board shall consist of an Audit Committee, a Compensation and Benefits Committee, a Nominating and Governance Committee and such other committees of the Board as may from time to time be establish by Board resolution. Except as otherwise provided in these by-laws, each committee of the Board shall consist of not less than three members of the Board.
Section 4.2.      Appointment and Term of Office of Committee Members; Designation of Alternates and Chairmen. The members of each committee of the Board shall be appointed by the Board as the Board in its discretion may determine, subject however, to any specific requirements of law, the Certificate of Incorporation or these by-laws regarding membership on such committees. The Board may designate one or more other directors to serve as alternates for the members of any committee of the Board in such order and manner as may be fixed by the Board. Unless otherwise provided by these by-laws or by the resolution of the Board designating or establishing any such committee, the members of each such committee shall serve thereon for a term of office beginning with the date of appointment thereto and until the next annual meeting of the Board and until their respective successors shall be appointed; provided, however, that the Board shall have the authority to remove any member of any such committee or declare his office vacant without assigning (and without there existing) any reason or cause as the basis thereof. A chairman of each committee of the Board may be designated by the Board from among the members of each such committee subject to any limitations imposed by these by-laws, but in the absence of any such designation, or in the absence of a designated chairman at any meeting of any such committee, the members of such committee may designate one of its members as chairman of such committee or the meeting, as the case may be.
Section 4.3.      Procedure, Meetings, Voting and Records. Each committee of the Board may prescribe for the conduct of its business such rules and regulations, not inconsistent with these by-laws or with any resolutions for the guidance and control of such committee as may from time to time be passed by the Board, as it shall deem necessary or desirable, including, without limitation, rules fixing the time and place of meetings and the notice to be given thereof, if any. A majority of the members of a committee of the Board shall constitute a quorum. The adoption of any resolution or the taking of any other action by any committee of the Board shall require the affirmative vote of a majority of the members of such committee as from time to time constituted. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Unless required by resolution of the Board, committees of the Board need not keep minutes of their proceedings but shall maintain such written records of actions taken by such committees as may be necessary or appropriate to evidence such actions. Minutes may be kept in paper or electronic form.
Section 4.4.      General Power and Authority and Limitations. The committees of the Board shall have and may exercise such power and authority as are expressly provided by these by-laws or from time to time conferred by resolution of the Board, and such other power and authority implicit in or incidental thereto, subject in all instances to all specific limitations imposed by law or by the Certificate of Incorporation. No committee of the Board, however, shall have the power or authority of the Board with reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending the by-laws of the Corporation. In addition, and unless such power and authority shall be conferred in whole or in part by resolution of the Board, no committee of the Board shall have the power or authority of the Board to establish any other committee of the Board, to confer or withdraw the power or authority of any other committee of the Board, or to appoint or remove any member of any other committee of the Board. Any power or authority of any committee of the Board conferred by resolution of the Board may at any time and from time to time thereafter be altered or withdrawn by resolution of the Board, provided, however, that any such alteration or withdrawal shall not impair or invalidate any exercise of such power or authority prior thereto.
Section 4.5.      Audit Committee. The Audit Committee shall consist of not less than three members of the Board as from time to time appointed by resolution of the Board. The members of the Audit Committee shall meet the independence, experience and other requirements consistent with applicable law including applicable listing requirements of any securities exchange upon which the Corporation’s securities are listed. At least one member of the Audit Committee shall be a financial expert as defined by the SEC. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies. The Audit Committee shall review and, as it shall deem appropriate, recommend to the Board internal accounting and financial controls of the Corporation and accounting principles and auditing practices and procedures employed in the preparation of financial statements of the Corporation and the review thereof of independent public accountants for the Corporation. The Audit Committee shall make recommendations to the Board concerning the engagement of independent public accountants to audit the annual financial statements of the Corporation and the scope of the audit to be undertaken by such accountants and perform such other duties as the Board may direct by resolution.
Section 4.6.      Compensation and Benefits Committee. The Compensation and Benefits Committee shall consist of not less than three members of the Board as from time to time as appointed by resolution of the Board, which such members shall also meet the qualification requirements consistent with applicable law including applicable listing requirements of any securities exchange upon which the Corporation’s securities are listed. The Compensation and Benefits Committee shall review and, as it deems appropriate, recommend to the Chairman of the Board, the Board policies, practices and procedures relating to compensation of managerial employees and the establishment, investment of funds and administration of employee benefit plans, shall have and exercise all authority under employee stock option plans as the committee therein designated to administer such plans, and shall otherwise advise and consult with the Chairman of the Board as may be requested regarding managerial personnel policies and perform such other duties as the Board may direct by resolution.
Section 4.7.      Nominating and Governance Committee. The Nominating and Governance Committee shall consist of not less than three members of the Board as from time to time appointed by resolution of the Board, which such members shall also meet the qualification requirements consistent with applicable law including applicable listing requirements of any securities exchange upon which the Corporation’s securities are listed. The Nominating and Governance Committee shall identify and recommend individuals to become directors of the Corporation, recommend to the Board governance guidelines for the Corporation and compensation for directors and perform such other duties as the Board may direct by resolution.
Section 4.8.      Other Committees of the Board. Other committees of the Board shall have such power and authority, and such functions, duties and compensation as the Board may designate.
ARTICLE V
Officers

Section 5.1.      Designation. The principal officers of the Corporation shall be a Chief Executive Officer, a President, a Chief Operating Officer, one or more Divisional Presidents, one or more Vice Presidents, a Chief Financial Officer, a Secretary, a Treasurer, and a Controller; and there may be such other officers as shall be appointed in accordance with the provisions of Section 5.5 of these by-laws. Any two or more offices may be held by the same person and all offices do not need to be filled except the Chief Executive Officer, President, Secretary and Treasurer.
Section 5.2.      Election. Except as is contemplated under Section 5.4 hereof, the principal officers of the Corporation shall be elected annually by the Board.
Section 5.3.      Term of Office. Each principal officer of the Corporation shall serve at the pleasure of the Board and shall hold office until the next annual meeting of the Board following his election and until his successor shall have been elected and qualified, or until his death, or until he shall resign, or until he shall have been removed at any time by the Board with or without cause.
Section 5.4.      Vacancies. A vacancy in the office of a principal officer shall be filled for the unexpired portion of the term in a manner prescribed in these by-laws for regular election to such office. In the interim between the occurrence of any such vacancy and a meeting of the Board, the Chairman of the Board or the Chief Executive Officer may by appointment fill such vacancy for a term which shall expire at the next meeting of the Board unless such appointment shall be confirmed at such meeting.
Section 5.5.      Appointed Officers and Agents. The Board or the Chief Executive Officer may appoint such officers, other than principal officers, including one or more Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers, and Divisional Vice Presidents and other divisional officers, and such agents and employees, as the Board or the Chief Executive Officer may deem necessary or advisable, each of whom shall hold his office or position, as the case may be, for such period, have such authority, and perform such duties as may be provided in these by-laws or as the Board may from time to time determine. The Chief Executive Officer may prescribe additional duties to be performed by such officers, agents and employees, and the Chief Executive Officer may at any time suspend the duties, of whatever nature, of any such officer, agent or employee.
Section 5.6.      Compensation. The compensation of the Chief Executive Officer shall be fixed from time to time by the Board. The Chief Executive Officer shall recommend and the Board or a Board committee shall fix and determine, the compensation of all other principal officers. No officer shall be prevented from receiving such compensation by reason of the fact that the officer is also a director of the Corporation. Nothing contained herein shall preclude any officer from serving the Corporation, or any affiliate of the Corporation, in any other capacity and receiving compensation therefor.
Section 5.7.      Duties of Officers May be Delegated. In case of the absence of any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board or the Chairman of the Board, or the Chief Executive Officer with respect to officers appointed pursuant to this Section 5.7, may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director.
Section 5.8.      Chairman of the Board. The Chairman of the Board shall not be considered an officer of the Corporation unless the Board shall by resolution otherwise direct. The Chairman of the Board shall be a director chosen by the Board. The Chairman shall preside, if present, at Board meetings and stockholder meetings and shall perform such other duties as the Board shall direct by resolution from time to time.
Section 5.9.      Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall preside at meetings of the stockholders and the Board if the Chairman of the Board is not present. Subject to the Board, he shall be in general and active charge of the entire business and all the affairs of the Corporation and shall be its chief policy-making officer. He shall have such other powers and perform such other duties as may be prescribed by the Board or provided in these by-laws. Whenever the President is unable to serve, by reason of sickness, absence or otherwise, the Chief Executive Officer shall perform all the duties and functions and exercise all the powers of the President.
Section 5.10.      President. Under the direction of the Chief Executive Officer and the Board, the President shall have general charge of the business operations. Whenever the Chief Executive Officer is unable to serve, by reason of sickness, absence or otherwise, the President shall have the powers and perform the duties of the Chief Executive Officer. He shall have such other powers and perform such other duties as may be prescribed by the Chief Executive Officer or the Board or as may be provided in these by-laws.
Section 5.11.      Divisional Presidents and Vice Presidents. Divisional Presidents and Vice Presidents, if any, shall perform the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them by the Board, the Chairman of the Board or the Chief Executive Officer.  Any Vice President may be designated as Executive Vice President or Senior Vice President.

Section 5.12.      Chief Financial Officer. The Chief Financial Officer of the Corporation shall, under the direction of the Chief Executive Officer, be responsible for all financial and accounting matters and for the direction of the offices of Treasurer and Controller. Such officer shall have such other powers and shall perform such other duties as the Board may from time to time prescribe or the Chief Executive Officer may from time to time delegate to him.
Section 5.13.      Secretary. The Secretary of the Corporation shall attend all meetings of the stockholders and shall be and act as the secretary of such meetings. Except where the Board has appointed a person to act as secretary of the Board, he shall attend all meetings of the Board and shall be and act as the secretary of such meetings. He shall give, or cause to be given, all notices provided for in these by-laws or required by the Certificate of Incorporation or by law; he shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to any documents requiring the same, he shall have charge of all books, records and papers of the Corporation relating to its organization as a corporation, and shall see that all reports, statements and other documents required by law are properly kept or filed, except to the extent that the same are to be kept or filed by the Controller or any appointive officer, agent or employee; he may sign with the Chairman of the Board or the Chief Executive Officer or any Vice President any of all certificates of stock of the Corporation; and in general shall exercise all powers and perform all duties incident to the office of Secretary and such other powers and duties as may from time to time be assigned to him by the Board or the Chief Executive Officer or be prescribed by these by-laws.
Section 5.14.      Assistant Secretaries. The Assistant Secretaries shall assist at all times in the performance of the duties of the Secretary, subject to his control and direction, and, in the absence of the Secretary, the Assistant Secretary designated therefor by the Board or Chief Executive Officer, or in the absence of such designation, any Assistant Secretary, shall exercise the powers and perform the duties of the Secretary. The Assistant Secretaries shall exercise such other powers and perform such other duties as may from time to time be assigned to them by the Board, the Chief Executive Officer or the Secretary, or be prescribed by these by-laws.
Section 5.15.      Treasurer. The Treasurer shall have charge of and be responsible for the collection, receipt, custody and disbursements of the corporate funds and securities; he shall be responsible for the deposit of all moneys, and other valuable effects, in the name and to the credit of the Corporation in such depositories as may be designated by the Board (or by an officer of the Corporation pursuant to any delegation of such authority by the Board); he shall disburse the funds of the Corporation as may be ordered by the Board or as may be pursuant to authorizations of the Board or these by-laws, taking proper vouchers for such disbursements; he shall, subject to the supervision and direction of the Chief Financial Officer, be responsible for carrying out policies of the Corporation with respect to the approving, granting or extending of credit by the Corporation; he shall, subject to the supervision and direction of the Chief Financial Officer, have the custody of such books, receipted vouchers and other books and papers as in the business operations of the Corporation shall naturally belong to the office or custody of the Treasurer, or as shall be placed in his custody by the Board, by the Chief Executive Officer or the Chief Financial Officer, and the Treasurer shall give to the Board or any committee thereof, whenever they may require it, an account of all his transactions as Treasurer; and in general he shall exercise all powers and perform all duties incident to the office of Treasurer and such other powers and duties as may from time to time be assigned to him by the Board or Chief Executive Officer or Chief Financial Officer or be prescribed by these by-laws.
Section 5.16.      Assistant Treasurers. The Assistant Treasurers shall assist at all times in the performance of the duties of the Treasurer, subject to his control and direction, and, in the absence of the Treasurer, the Assistant Treasurer designated therefor by the Board, the Chief Executive Officer, or in the absence of such designation, any Assistant Treasurer shall exercise the powers and perform the duties of the Treasurer. The Assistant Treasurers shall exercise such other powers and perform such other duties as may from time to time be assigned to them by the Board, the Chief Executive Officer, the Chief Financial Officer, or the Treasurer, or be prescribed by these by-laws.
Section 5.17.      Controller. The Controller, if any, shall have charge of the Corporation’s books of account and shall be responsible for the maintenance of adequate records of all assets, liabilities and financial transactions of the Corporation and shall perform all acts incident to the office of Controller.  The Controller shall also perform other duties as the Board, the Chairman of the Board, the Chief Executive Officer or the Chief Financial Officer may from time to time prescribe.

Section 5.18.      Assistant Controllers. The Assistant Controllers shall assist at all times in the performance of and duties of the Controller, subject to his control and direction, and, in the absence of the Controller, the Assistant Controller designated therefor by the Board, the Chief Executive Officer, or the Chief Financial Officer, or in the absence of such designation, any Assistant Controller, shall exercise the powers and perform the duties of the Controller. The Assistant Controllers shall exercise such other powers and perform such other duties as may from time to time be assigned to them by the Board, the Chairman of the Board or the Chief Executive Officer, the Chief Financial Officer, or the Controller, or be prescribed by these by-laws.
ARTICLE VI
Indemnification

Section 6.1.      Scope of Indemnification of Directors and Officers. The Corporation shall, to the fullest extent to which it is empowered to do so by applicable law and the Certificate of Incorporation, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the Corporation, or while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys, fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.
Section 6.2.      Exception to Right of Indemnification. Notwithstanding any other section of this Article VI, the Corporation shall not indemnify any director or officer of the Corporation with respect to any proceeding or claim brought voluntarily by such director or officer of the Corporation and not by way of defense, unless (i) such proceeding or claim has been approved by the Board or (ii) such proceeding or claim is being brought to assert his rights under this Article VI.
Section 6.3.      Indemnification of Employees and Agents. Persons who are not covered by the foregoing provisions of Section 6.1 and who are or were employees or agents of the Corporation, or are or were employees or agents of another corporation, partnership, joint venture trust or other enterprise serving as such at the request of the Corporation, may be indemnified to the extent authorized at any time or from time to time by the Board.
Section 6.4.      Advance of Expenses. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding provided, however, that such officer or director shall deliver a written undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized by this Article VI. The Corporation may, in its discretion, pay the expenses incurred by an employee or agent in defending a civil or criminal action, suit or proceeding to the extent authorized in a specific case by the Board.
Section 6.5.      Contract with Corporation. The provisions of this Article VI shall be deemed to be a contract between the Corporation and each director or officer who serves in any capacity at any time while this Article VI and the relevant provisions of the DGCL or other applicable law, if any, are in effect, and any repeal or modification of this Article VI or any such law shall not affect the rights or obligations other then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts.
Section 6.6.      Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, the other sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 6.7.      Continuation of Indemnification and Advancement of Expense. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 6.8.      Constituent Corporations. For the purposes of this Article VI, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as such person would if he had served the resulting or surviving corporation in the same capacity.
Section 6.9.      Other Enterprises, Fines, and Serving at Corporation’s Request. For purposes of this Article VI, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VI.
Section 6.10.      Insurance. Upon resolution passed by the Board, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such
ARTICLE VII
Checks, Contracts, Loans, and Bank Accounts

Section 7.1.      Checks, Drafts, Etc. All checks, drafts, bills of exchange or other orders for the payment of money, obligations, notes, or other evidences indebtedness, bills of lading, warehouse receipts and insurance certificates of the Corporation, shall be signed or endorsed as the Board may direct.
Section 7.2.      Contracts. The Board may authorize one or more officers, agents or employees of the Corporation to enter into any contract or execute and deliver any contract or other instruments in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances.
Section 7.3.      Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.
Section 7.4.      Deposits. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such general or special bank account or accounts in such banks, trust companies or other depositories as the Board, the President, Chief Executive Officer, or the Treasurer may from time to time designate; and the Board may make such general or special rules and regulations with respect thereto, not inconsistent with the provisions of these by-laws, as it may deem expedient.

ARTICLE VIII
Shares and Their Transfer

Section 8.1.      Certificates of Stock; Uncertificated Shares. The shares of stock of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, every holder of stock represented by certificates shall be entitled to have a certificate representing the number of shares registered in certificate form, in such form, consistent with all applicable provisions of law, as shall be approved by the Board. Certificates of stock of the Corporation shall be signed by the President or the Chief Executive Officer or a Vice President and by the Secretary or an Assistant Secretary, which signatures may be by engraved or imprinted facsimile on any certificate countersigned by a transfer agent or registered by a registrar. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.
Section 8.2.      Transfer of Stock. Transfers of shares of stock of the Corporation shall be made on payment of all taxes thereon and, 1) with respect to uncertificated shares, by delivery of duly executed instructions or any other manner permitted by applicable law; or 2) if represented by certificates, by presentment to the Corporation or its transfer agent for cancellation of the certificate or certificates for such shares (except as hereinafter provided in the case of loss, destruction, theft or mutilation of certificates) properly endorsed by the registered holder thereof or accompanied by proper evidence of succession, assignment or authority to transfer, together with such reasonable assurance as the Corporation or its transfer agent may require that the said endorsement is genuine and effective). A person in whose name shares of stock are registered on the books of the Corporation shall be deemed the owner thereof by the Corporation, and, upon any transfer of shares, the person or persons into whose name or names such shares shall be transferred shall be substituted for the person or persons out of whose name or names such shares shall have been transferred, with respect to all rights, privileges and obligations of holders of stock of the Corporation as against the Corporation or any other person or persons.
Section 8.3.      Lost, Destroyed, Stolen, and Mutilated Certificates. The holder of any stock of the Corporation represented by certificates shall immediately notify the Corporation of any loss, destruction, theft or mutilation of the certificates for any such stock, and the Board may, in its discretion, cause to be issued to him a new certificate or certificates of stock, or uncertificated shares, upon the surrender of the mutilated certificate, or in case of loss, destruction or theft, upon satisfactory proof of such loss, destruction or theft; and, the Board may, in its discretion, require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to the certificate or certificates alleged to have been lost, destroyed or stolen. The powers hereinabove vested in the Board may be delegated by it to any officer or officers of the Corporation.
Section 8.4.      Transfer Agent and Registrar and Regulations. The Corporation may maintain one or more transfer offices or agencies, each in the charge of a transfer agent designated by the Board, where the shares of the stock of the Corporation shall be directly transferable, and also one or more registry offices, each in the charge of a registrar designated by the Board, where such shares of stock shall be registered, and no certificate for shares of stock of the Corporation in respect of which a transfer agent and registrar shall have been designated shall be valid unless countersigned by such transfer agent and registered by such registrar. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of the stock of the Corporation and, if any, certificates therefor. The Corporation may itself, at the discretion of the Board, act as transfer agent in such a manner as the Board shall direct.
The stock register of the Corporation shall be the only evidence as to the stockholders entitled to dividends, examine the stock register, the list required by Section 2.7 hereof, or to vote in person or by proxy at any meeting of stockholders whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

Section 8.5.      Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining the stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (2) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided herein, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date for the adjourned meeting.
ARTICLE IX
Miscellaneous Provisions

Section 9.1.      Seal. The seal of the Corporation shall be in circular form, with the name of the Corporation on the circumference, and the words “Incorporated under the laws of the State of Delaware” in the center. Said seal may be used by causing it or a facsimile or equivalent thereof to be impressed or affixed or reproduced.
Section 9.2.      Fiscal Year. The Fiscal year of the Corporation shall end on December 31 of each year.
Section 9.3.      Notices    (a) To Directors: Except as otherwise provided herein or permitted by applicable law, notices to directors may be given by personal delivery, mail, telegram, express courier service (including, without limitation, FedEx or UPS), facsimile transmission (directed to the facsimile transmission number at which the director has consented to receive notice), electronic mail (directed to the electronic mail address at which the director has consented to receive notice), or other form of electronic transmission pursuant to which the director has consented to receive notice. For purposes of these by-laws, “electronic transmission” shall mean any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
 (b) To Stockholders: Notice to stockholders may be given by personal delivery, mail, or, with the consent of the stockholder entitled to receive notice, by facsimile or other means of electronic transmission. If mailed, such notice shall be delivered by postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the Corporation and shall be deemed given when deposited in the United States mail. Notice given by electronic transmission pursuant to this subsection shall be deemed given: (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 9.4.      Waiver of Notice. Whenever any notice is required to be given under the provisions of the laws of the State of Delaware, the Certificate of Incorporation or these by-laws, a waiver thereof in writing, signed by the person entitled to such notice, or his proxy in the case of a stockholder, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Except as may be otherwise specifically provided by law, any waiver by mail or overnight delivery service, by facsimile or other electronic transmission, bearing the name of the person entitled to notice shall be deemed a waiver in writing duly signed. The presence of any stockholder at any meeting, either in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him; and attendance by a director at any meeting of the Board, without protesting prior to such meeting, or at its commencement the lack of notice to him, shall constitute a waiver of notice by him of such meeting. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in any waiver of notice unless so required by the Certificate of Incorporation or these by-laws.
Section 9.5.      Resignations. Any officer or director may resign at any time in writing or by electronic transmission to the Chairman of the Board or the Chief Executive Officer or the Secretary. Such resignation shall take effect at the time specified in the notice, or if no time is specified, at the time such notice shall be given. Unless otherwise specified in any notice of resignation, the acceptance of such resignation shall not be necessary to make it effective. No such resignation shall serve to release the person submitting it from any liability or duty to the Corporation, whether created by law, the Certificate of Incorporation, these by-laws, a resolution or directive of the Board or under any contract between such person and the Corporation, unless the Board shall expressly and specifically release such person from any such liability or duty.
Section 9.6.      Emergency By-Laws. The Board may adopt emergency by-laws, as permitted by law to be operative during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of the Board or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition as a result of which a quorum of the Board cannot readily be convened for action. The provisions of such emergency by-laws shall, while operative, supersede all contrary provisions of law, the Certificate of Incorporation, or these by-laws.
ARTICLE X
Severability; Construction; Amendments

Section 10.1.      Severability. If any provision of these by-laws, or its application thereof to any person or circumstance is held invalid, the remainder of these by-laws and the application of such provision to other persons or circumstances shall not be affected thereby.
Section 10.2.      Construction of Words. All references and uses herein of the masculine pronouns “he”, “his”, “chairman” or the like shall have equal applicability to and shall also mean their feminine counterpart pronouns, such as “she”, “her”, “chairwoman” or the like.
Section 10.3.      Amendments. These by-laws may be amended or repealed by the Board at any annual, regular or special meeting thereof by an affirmative vote of two-thirds of the directors. The stockholders shall also have power to adopt, amend or repeal the by-laws of the Corporation in accordance with the Certificate of Incorporation.
ARTICLE XI
Forum for Adjudication of Disputes

Section 11.1    Forum for Adjudication of Disputes.    Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or by-laws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware or, if neither the Court of Chancery of the State of Delaware nor any other state court located within the state of Delaware has jurisdiction, the United States District Court for the District of Delaware.